UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2013

TransCoastal Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14665	75-2649230
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17304 Preston Road, Suite 700, Dallas, Texas		75252
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (972) 458-1701

N/A

17304 Preston Rd, Suite 700, Dallas TX	75252
(zip code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

On November 5, 2013, TransCoastal Corporation (the “Company”) entered into an Investment Agreement and Registration Rights Agreement (the "Agreements") with Kodiak Capital Group, LLC ("Kodiak") in order to establish an additional source of funding for the Company.

Under the Agreements, Kodiak will provide the Company with up to $5,000,000 of funding. During the term of the Investment Agreement, the Company may request an investment from Kodiak by delivering a “put notice” to Kodiak notifying Kodiak of our intent to sell shares of our common stock to Kodiak in exchange for a purchase price. The purchase price for the common stock shares identified in the put notice will be equal to seventy five percent (75%) of the lowest closing bid price of our common stock in the five trading days after the put notice. Once the number of shares have been determined based upon the calculated purchase price and have been delivered to Kodiak, then Kodiak will be obligated to purchase that number of shares at the per share price calculated. The Company is under no obligation to submit any put notices under the Investment Agreement. Kodiak is obligated to purchase the shares put by the Company only if the shares to be purchased have been properly registered with the Securities and Exchange Commission in accordance with the terms of the Registration Rights Agreement.

There is no minimum amount the Company can request in a put notice at any one time. The maximum amount the Company can request in a put notice at any one time is the full $5,000,000. Notwithstanding the above, in no event shall Kodiak be required to purchase shares if, when added to the number of shares of our common stock already beneficially owned by Kodiak at that time, it would cause Kodiak to own more than 9.99% of our outstanding common stock.

The Agreements will be terminated:

1. When Kodiak has purchased $5,000,000 of our common stock under the Agreement;

2.Six months after a Registration Statement registering the shares under the Agreement becomes effective with the Securities and Exchange Commission; or

3.Upon written notice by the Company to Kodiak.

The Agreements may be terminated:

1.In the event that either party commits a material breach of the Agreement; or

2.Either party becomes insolvent.

In connection with the Agreement, the Company has issued Kodiak 256,410 shares of our common stock, restricted in accordance with Rule 144, as in part compensation for entering into the Agreements and paid Kodiak $15,000 as a document preparation fee.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Investment Agreement with Kodiak Capital Group, LLC dated November 5, 2013

10.2	Registration Rights Agreement with Kodiak Capital Group, LLC dated November 5, 2013

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2013

TransCoastal Corporation

By:	/s/ Stuart G. Hagler
Name: Stuart G. Hagler, Title: CEO